EXHIBIT 23(c)


Independent Auditors' Consent

The Board of Directors
ACCESS Pharmaceuticals, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.





/s/ Smith Anglin & Co.
-----------------------
Smith Anglin & Co.

Dallas, Texas

Janaury 8, 1999